UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 7, 2012

G&K Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 912-5500

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2012, G&K Services, Inc. (the “Company”) and G&K Services Canada Inc., an indirect wholly-owned subsidiary of the Company (“Canadian Borrower”), entered into, as borrowers, a $250,000,000 five year syndicated revolving credit facility (the “Credit Facility”) with the financial institutions and other lenders named therein, JPMorgan Chase Bank, N.A. as administrative agent (“JPMorgan”), Wells Fargo Bank, National Association and Bank of America, N.A., as co-syndication agents and SunTrust Bank and U.S. Bank National Association, as co-documentation agents.

This Credit Facility replaces that certain Credit Agreement, dated as of July 1, 2009, among the Company, the Canadian Borrower, the financial institutions from time to time parties thereto as lenders, and JPMorgan, as administrative agent, as amended, which was scheduled to mature on July 1, 2012 (the “Replaced Credit Facility”).

The Credit Facility is unsecured and repayable on the maturity date of March 7, 2017. The maximum amount of outstanding borrowings and letters of credit permitted at any one time under the Credit Facility is $250,000,000, of which, (i) up to US$25,000,000 will be available to the Company for eurocurrency loans denominated in Canadian dollars, pounds sterling and euro; (ii) up to US$30,000,000 will be available to the Canadian borrower for eurocurrency loans denominated in Canadian dollars; (iii) an amount not exceeding US$50,000,000 will be available to the Company and Canadian Borrower for the issuance of letters of credit; and (iv) up to US$30,000,000 will be available to the Company for swingline loans. The maximum amount available under the Credit Facility may be increased from time to time up to $400,000,000 at the request of the Company, subject to customary conditions contained in the Credit Facility. The proceeds of the Credit Facility are to be used to refinance the indebtedness under the Replaced Credit Facility and for working capital and other general corporate purposes of the Company and its subsidiaries.

Borrowings in U.S. dollars under the Credit Facility will, at the election of the Company, bear interest at (a) the Adjusted LIBO rate for specified interest periods plus a margin determined with reference to the Company’s consolidated leverage ratio or (b) a floating rate equal to the greatest of (i) JPMorgan’s prime rate, (ii) the federal funds rate plus 0.5% and (iii) the Adjusted LIBO rate for a one month interest period plus 1.0%, plus, in each case, a margin determined with reference to the Company’s consolidated leverage ratio. Swingline loans will, at the election of the Company, bear interest at (i) the rate described in clause (b) above or (ii) a rate to be agreed upon by the Company and JPMorgan.

The applicable margin for Adjusted LIBO rate revolving loans ranges between 1.0% and 2.0% depending on the Company’s consolidated leverage ratio, as compared with a range of 2.25% to 3.25% under the Replaced Credit Facility, and the applicable margin for alternate base rate revolving loans ranges between 0.0% and 1.0% depending on the Company’s consolidated leverage ratio, as compared with a range of 1.25% to 2.25% under the Replaced Credit Facility.

Borrowings in Canadian dollars under the Credit Facility will, at the election of the Company, bear interest at (a) the Canadian deposit offered rate plus 0.1% for specified interest periods plus a margin determined with reference to the Company’s consolidated leverage ratio or (b) a floating rate equal to the greater of (i) the Canadian prime rate and (ii) the Canadian deposit offered rate for a one month interest period plus 1.0%, plus, in each case, a margin determined with reference to the Company’s consolidated leverage ratio.

Borrowings in agreed upon currencies other than U.S. or Canadian dollars will bear interest at the LIBO rate for specified interest periods plus a margin determined with reference to the Company’s consolidated leverage ratio.

G&K Services, Co., a wholly-owned subsidiary of the Company, has guaranteed the obligations of the Company and Canadian Borrower under the Credit Facility. Additional subsidiaries of the Company may become guarantors under the Credit Facility in accordance with the terms set forth in the Credit Facility, pursuant to which any such U.S. subsidiary would guarantee the obligations of the Company and Canadian Borrower under the Credit Facility and any such Canadian subsidiary would guarantee the obligations of Canadian Borrower under the Credit Facility.

The Credit Facility contains customary covenants, including, without limitation, covenants applicable to the Company and its subsidiaries limiting, among other things, indebtedness, liens, substantial asset sales and mergers, which are similar to those contained in the Replaced Credit Facility. Most of these restrictions are subject to certain minimum thresholds and exceptions.

In particular, the Credit Facility also contains the following financial covenants:

•

The Company is required to maintain a ratio of (a) consolidated total indebtedness to (b) consolidated EBITDA of not greater than 3.50 to 1.0. Compliance with such covenant is tested on the last day of each fiscal quarter for the preceding four consecutive fiscal quarters beginning with the fiscal quarter ending after December 31, 2011.

•

The Company is required to maintain a ratio of (a) consolidated EBITDA to (b) consolidated interest expense of at least 3.00 to 1.00. Compliance with such covenant is tested on the last day of each fiscal quarter for the preceding four consecutive fiscal quarters beginning with the fiscal quarter ending after December 31, 2011.

•

The Company is required to maintain a consolidated net worth of at least the sum of (a) $375,000,000 plus (b) 35% of its consolidated net income (if positive) for the applicable fiscal quarter. Compliance with such covenant is tested on the last day of each fiscal quarter beginning with the fiscal quarter ending after December 31, 2011.

In addition, the Credit Facility has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of a representation or warranty, bankruptcy or insolvency proceedings, change of control, ERISA matters, environmental liability and cross-default to other debt agreements and certain contracts. Upon an event of default, by agreement of lenders representing a majority of the outstanding commitments, the lenders may terminate the lending commitments under the Credit Facility and accelerate amounts outstanding thereunder (which occurs automatically in the event of various bankruptcy and insolvency proceedings).

This summary is qualified in its entirety by references to the terms of the Credit Facility attached hereto as Exhibit 10.1 which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Credit Facility, on March 7, 2012, the Company terminated that certain Credit Agreement, dated as of July 1, 2009, among the Company, the Canadian Borrower, the financial institutions from time to time parties thereto as lenders, and JPMorgan, as administrative agent, as amended, which was scheduled to mature on July 1, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the provisions of which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 8, 2012, the Company issued a press release announcing that the Company entered into the Credit Facility.

A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement dated as of March 7, 2012 among G&K Services, Inc., G&K Services Canada Inc., the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as administrative agent, Wells Fargo Bank, National Association and Bank of America, N.A., as co-syndication agents and SunTrust Bank and U.S. Bank National Association, as co-documentation agents.

99.1	Press Release dated as of March 8, 2012 (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2012	By	G&K SERVICES, INC. /s/ Jeffrey L. Cotter
Jeffrey L. Cotter
	Its	Vice President, General Counsel and Corporate Secretary

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